Execution Version
Exhibit 4.1

___________________________________________________________________________
___________________________________________________________________________

TEXAS-NEW MEXICO POWER COMPANY

to

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

_______________________________________

FIRST AMENDMENT,
dated as of December 16, 2010,
to the

Third Supplemental Indenture,
dated as of April 30, 2009

Supplemental to the First Mortgage Indenture,
dated as of March 23, 2009
(file no.:  09-0007931211)

___________________________________________________________________________
___________________________________________________________________________

THIS INSTRUMENT GRANTS A SECURITY INTEREST BY A UTILITY

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS

FIRST AMENDMENT, dated December 16, 2010 (the “Amendment”), to the Third Supplemental Indenture, dated as of April 30, 2009 (the “Third Supplemental Indenture”), between TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, as Trustee under the Indenture hereinafter referred to (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company has heretofore executed and delivered to the Trustee a First Mortgage Indenture, dated as of March 23, 2009 (the “Original Indenture”), providing for the issuance by the Company from time to time of its bonds, notes or other evidence of indebtedness to be issued in one or more series of Securities and to provide security for the payment of the principal of and premium, if any, and interest, if any, on the Securities and the performance and observance of the other obligations of the Company thereunder; and

WHEREAS, the Company has also heretofore executed and delivered to the Trustee a First Supplemental Indenture, dated as of March 23, 2009, a Second Supplemental Indenture, dated as of March 25, 2009 and the Third Supplemental Indenture, each by and between the Company and the Trustee, each providing for the establishment of the terms of a series of Securities (the Original Indenture, as supplemented by said First Supplemental Indenture, said Second Supplemental Indenture and said Third Supplemental Indenture, the “Indenture”); and

WHEREAS, the Company entered into the Credit Agreement with the Lenders and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders, providing for the making of certain financial accommodations thereunder, and pursuant to such Credit Agreement the Company agreed to issue to the Administrative Agent, as collateral security for the Borrower Obligations, the Collateral Bonds; and

WHEREAS; the Credit Agreement has been amended and restated as of December 16, 2010; and

WHEREAS, each Holder of the Collateral Bonds has given its consent to this Amendment by Act of said Holders delivered to the Company and the Trustee in accordance with Sections 1.07 and 14.02 of the Original Indenture; and

WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Indenture and pursuant to appropriate resolutions of the Board of Directors, has duly determined to make, execute and deliver to the Trustee this Amendment to the Third Supplemental Indenture to the Indenture as permitted by Section 14.02 of the Original Indenture in order to amend the designation of the Collateral Bonds; and

1

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid, binding and legal agreement of the Company, have been done;

NOW, THEREFORE, THIS AMENDMENT TO THE THIRD SUPPLEMENTAL INDENTURE WITNESSETH that, in order to amend the designation of the Collateral Bonds and for and in consideration of the premises and of the covenants contained in this Amendment and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, it is mutually covenanted and agreed as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01     Certain Definitions.  Each capitalized term that is used herein and is defined in the Original Indenture or the Third Supplemental Indenture shall have the meaning specified in the Original Indenture or the Third Supplemental Indenture, as applicable, unless such term is otherwise defined herein.  Unless the context otherwise requires, any references to a “Section” refers to a Section of this Amendment.

The meanings given to any terms in the Third Supplemental Indenture shall supersede and replace the meanings given them, if any, in the Original Indenture.

ARTICLE TWO

AMENDMENT

Section 2.01     Designation of Collateral Bonds.  The first sentence of Section 2.01 of the Third Supplemental Indenture is hereby amended in its entirety to read as follows: “This Third Supplemental Indenture hereby creates a series of Securities designated as the ‘First Mortgage Bonds, Series 2009C’ (which are referred to herein as the ‘Collateral Bonds’) and the form thereof shall be substantially as set forth in Exhibit A hereto.”  All references to the designation of the Collateral Bonds in the Third Supplemental Indenture and Exhibit A thereto as “First Mortgage Bonds, due 2011, Series 2009C” are hereby amended to read as “First Mortgage Bonds, Series 2009C.”

Section 2.02     Form of Collateral Bonds.  Exhibit A to the Third Supplemental Indenture is hereby replaced in its entirety with Exhibit A to this Amendment.

ARTICLE THREE

EXCHANGE

Section 3.01     Exchange.  On or after the date of this Amendment, any Holder may surrender any Collateral Bond at a Place of Payment therefore, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Collateral Bond, without service charge, a new Collateral Bond of any authorized

2

denomination as requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the principal of the Collateral Bond so surrendered.  Any Collateral Bonds surrendered to the Trustee pursuant to this Section shall promptly be cancelled in accordance with Section 3.09 of the Original Indenture.

ARTICLE FOUR

MISCELLANEOUS PROVISIONS

Section 4.01     Ratification.  The Indenture, as supplemented by this Amendment, is in all respects ratified and confirmed, and this Amendment shall be deemed part of the Indenture in the manner and the extent herein and therein provided.

Section 4.02     Trustee.  The Trustee hereby accepts the trust hereby declared and provided, and agrees to perform the same upon the terms and conditions set forth in the Indenture, as previously supplemented and amended, and as further supplemented by this Amendment, and upon the following terms and conditions:

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Amendment or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

        Section 4.03     Governing Law.  This Amendment shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were this Third Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

       Section 4.04     Counterparts.  This Amendment may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

[signature page follows]

3

IN WITNESS WHEREOF, said TEXAS-NEW MEXICO POWER COMPANY has caused this Amendment to be executed on its behalf, and said THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee as aforesaid, has caused this Amendment to be executed on its behalf, to be effective as of the 16th day of December, 2010.

TEXAS-NEW MEXICO POWER COMPANY
By:	/s/ Terry R. Horn
Name:	Terry R. Horn
Title:	Vice President and Treasurer

ACKNOWLEDGMENT:

STATE OF NEW MEXICO                                §
§
COUNTY OF BERNALILLO                              §

This instrument was acknowledged before me on this 14th day of December, 2010, by Terry R. Horn, Vice President and Treasurer of TEXAS-NEW MEXICO POWER COMPANY, a Texas corporation, on behalf of said corporation.

/s/ G. Marcella Kercher_________________
Notary Public in and for the State of
New Mexico

Commission expires: 12/17/11

S-1

[Signature Page to the Amendment to
the Third Supplemental Indenture to the Original Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Raymond Torres
Name: Raymond Torres
Title: Senior Associate

ACKNOWLEDGMENT:

STATE OF CALIFORNIA                                  §
§
COUNTY OF LOS ANGELES                             §

On December 13, 2010 before me, Karen Yu, Notary Public, personally appeared Raymond Torres, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Karen Yu                                                                                      (Seal)
Signature of Notary Public

S-2

[Signature Page to the Amendment to
the Third Supplemental Indenture to the Original Indenture]

Exhibit A

[FORM OF FIRST MORTGAGE BOND, SERIES 2009C]

THIS SECURITY IS NOT TRANSFERABLE EXCEPT AS PERMITTED IN SECTION 2.05 OF THE THIRD SUPPLEMENTAL INDENTURE.

TEXAS-NEW MEXICO POWER COMPANY

(Incorporated under the laws of the State of Texas)

First Mortgage Bond, Series 2009C

No.                                                                                                                                                                                                                                  $

TEXAS-NEW MEXICO POWER COMPANY, a corporation organized and existing under the laws of the State of Texas (the “Company”, which term shall include any Successor Corporation under the Indenture (as defined on the reverse hereof)), for value received, hereby promises to pay to                                , as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders under and as defined in the Credit Agreement, dated as of April 30, 2009, among the Company, the Lenders named therein and from time to time a party thereto and the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), or registered assigns, the principal sum of $75,000,000 or such lesser principal amount as may result from permanent reductions in the aggregate principal amount hereof pursuant to Section 2.03(b) or Section 2.03(c) of the Third Supplemental Indenture (as defined on the reverse hereof), but not in excess, however, of said $75,000,000 principal sum, on the Maturity Date, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon at the Interest Rate in like coin or currency from April 30, 2009, or from the most recent Interest Payment Date to which interest is paid or provided for, payable on each Interest Payment Date until the principal hereof is paid or duly made available for payment on the Maturity Date, or, in the event of default in the payment of the principal hereof, until the Company’s obligations with respect to the payment of such principal shall be discharged as provided in the Indenture.

Principal of, premium (if any) and interest on this Collateral Bond are payable at the corporate trust office or agency of the Trustee, in New York, New York, as Paying Agent for the Company.

The provisions of this Collateral Bond are continued on the reverse hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

This Collateral Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

[signature page follows]

IN WITNESS WHEREOF, TEXAS-NEW MEXICO POWER COMPANY has caused the signature of its duly authorized officer to be hereto affixed.

Dated: ____________
By:	TEXAS-NEW MEXICO POWER COMPANY __________________________________
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the First Mortgage Bonds of the series designated therein referred to in the within-mentioned Indenture, as supplemented by the Third Supplemental Indenture.

By:	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee ____________________________________________
Authorized Signatory

[FORM OF REVERSE OF FIRST MORTGAGE BOND, SERIES 2009C]

This Security is one of a duly authorized issue of First Mortgage Bonds of the Company (herein called the “First Mortgage Bonds”), unlimited in aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by an indenture, dated as of March 23, 2009, executed by the Company and delivered to The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”) (said indenture being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto (including the Third Supplemental Indenture hereinafter referred to) reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the First Mortgage Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the First Mortgage Bonds are, and are to be, secured, and for a statement of the respective rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the First Mortgage Bonds and of the terms upon which the First Mortgage Bonds are, and are to be, authenticated and delivered.  To the extent permitted by, and as provided in, the Indenture, modifications or alterations of the Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the Holders of the First Mortgage Bonds may be made, in certain cases without the consent of the Holders, as set forth in Section 14.01 of the Indenture, and otherwise with the consent of the Company by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds entitled to vote then outstanding, at a meeting of Holders called and held as provided in the Indenture, and by an affirmative vote of not less than a majority in amount of the First Mortgage Bonds of any series entitled to vote then outstanding and affected by such modifications or alterations, in case one or more but less than all of the series of First Mortgage Bonds then outstanding under the Indenture are so affected; provided, however, that no such modifications or alterations shall be made which will affect the terms of payment of the principal of, or interest on, this First Mortgage Bond, which are unconditional. The First Mortgage Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as provided in the Indenture. This First Mortgage Bond is one of a series designated as “First Mortgage Bonds, Series 2009C” (herein called the “Collateral Bonds”) of the Company, issued under and secured by the Indenture and described in an indenture supplemental thereto (herein called the “Third Supplemental Indenture”), dated as of April 30, 2009, executed by the Company and delivered to the Trustee.

The Collateral Bonds are to be issued and delivered to the Administrative Agent as collateral security for the Borrower Obligations.

The obligation of the Company to pay the principal of and accrued interest on the Collateral Bonds at or after the Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Borrower Obligations shall have been paid in full in immediately available funds or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Borrower Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Collateral Bonds).  The aggregate principal amount of the Collateral Bonds shall be reduced in amount pursuant to Section 2.03 of the Third Supplemental Indenture.

The obligation of the Company to pay the accrued interest on the Collateral Bonds on any Interest Payment Date prior to the Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Borrower Obligations shall have been paid in full in immediately available funds or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Borrower Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Collateral Bonds).

The Trustee may at any time and all times conclusively presume that the obligation of the Company to pay the principal of and interest on the Collateral Bonds as the same shall have become due and payable, shall have been fully satisfied and discharged unless and until a Responsible Officer of the Trustee shall have received at the Corporate Trust Office a written notice from the Administrative Agent stating (A) that timely payment of principal and interest on the Collateral Bonds has not been made, (B) that the Company is in arrears as to the payments required to be made by it to the Administrative Agent pursuant to the Credit Agreement and (C) the amount of the arrearage.  This paragraph is solely for the benefit of the Trustee.

This Collateral Bond is not redeemable at the option of the Company.

A reduction in the Revolving Committed Amount in accordance with Section 2.1(d) of the Credit Agreement shall automatically reduce the aggregate principal amount of the Collateral Bonds by the aggregate amount of such reduction in the Revolving Committed Amount, upon surrender by the Administrative Agent to the Trustee at the Corporate Trust Office of the Trustee of Collateral Bonds in an aggregate principal amount equal to the reduction, which surrender shall be a condition precedent to the reduction in the Revolving Committed Amount and a condition precedent to the reduction of the aggregate principal amount of the Collateral Bonds.

On a Credit Repurchase Date, the Company shall repurchase (the “Credit Repurchase Requirement”) the Collateral Bonds (including all accrued and unpaid interest on the Collateral Bonds) for a purchase price equal to the Borrower Obligations (the “Credit Repurchase Amount”).  On the Credit Repurchase Date, the Company will deposit with the Trustee immediately available funds in an amount equal to the Credit Repurchase Amount and the Trustee shall pay such amount as soon as practicable after receipt thereof to the Administrative Agent.

Payment of a Credit Repurchase Amount equal to the Borrower Obligations as of the applicable Credit Repurchase Date shall be deemed to satisfy and discharge in full the principal of, and accrued and unpaid interest on, the Collateral Bonds.

The Company’s obligation to satisfy a Credit Repurchase Requirement shall be mandatory upon the occurrence of a Credit Repurchase Event.  Upon a Credit Acceleration Event, the Administrative Agent may, at its option, deliver a Credit Written Demand, upon the Company’s receipt of which the Company’s compliance with the Credit Repurchase Requirement shall be mandatory.

Any Collateral Bond which is to be repurchased only in part (or reduced in part, pursuant to a reduction in the Revolving Committed Amount) shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Collateral Bond, without service charge, a new Collateral Bond of any authorized denomination as requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the portion of the principal of the Collateral Bond so surrendered that is not being repurchased or reduced.

In case an Event of Default shall occur, the principal of all the Collateral Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the Holders of a majority in principal amount of the Collateral Bonds outstanding.

Except as set forth in Section 2.05 of the Third Supplemental Indenture, this Collateral Bond is not transferable by the Holder thereof.

No recourse shall be had for the payment of the principal of, or the interest on, this Collateral Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, as such, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Collateral Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

This Collateral Bond shall be governed by, and construed in accordance with, the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act would be applicable were the Third Supplemental Indenture qualified under the Trust Indenture Act and except to the extent that the law of any other jurisdiction shall mandatorily govern the creation, perfection, priority or enforcement of the Lien of the Indenture or the exercise of remedies with respect to the Mortgaged Property.

The Administrative Agent shall surrender this Collateral Bond to the Trustee when all of the Borrower Obligations shall have been duly paid in full in immediately available funds, and the Credit Agreement (including, without limitation, all Commitments thereunder) shall have been terminated, and the Trustee shall cancel such Collateral Bonds upon receipt thereof.

All capitalized terms used but not defined in this Collateral Bond shall have the meanings assigned to them in the Indenture or the Third Supplemental Indenture, as applicable.